EXHIBIT 99.1

STOCK EXCHANGE ANNOUNCEMENT

27 January 2004

Shire Pharmaceuticals Group plc (the “Company”)

The Company announces that it was notified on 23 January 2004 under Sections 198 to 202 of the Companies Act that FMR Corp. and its direct and indirect subsidiaries and Fidelity International Limited and its direct and indirect subsidiaries, both being non-beneficial holders, held solely for investment purposes in aggregate 60,216,907 ordinary shares of £0.05p each in the capital of the Company. These holdings represent 12.61 per cent of the issued ordinary share capital of the Company.

T May
Company Secretary